EXHIBIT 10.6

                            SHARE PURCHASE AGREEMENT

     This Agreement (the "AGREEMENT") is made as of November 2, 2004, by and among the persons and entities whose names and addresses are set out in SCHEDULE A hereto (collectively the "SELLERS"); B.O.S Better Online Solutions Ltd., an Israeli company No. 520042565, having its address at Beit Rabin, Teradyon Industrial Park, Misgav 20179, Israel, or an affiliate thereof (the "PURCHASER"); and Odem Electronic Technologies 1992 Ltd., an Israeli company No.51-1687402, having its address at 20 Frieman Jacob Street, Rishon Le-Zion, 75358, Israel (the "COMPANY").

                              W I T N E S S E T H :

     WHEREAS, the Sellers are the owners of 75% of the issued and outstanding capital share in the Company; and

     WHEREAS, the Sellers wish to sell to the Purchaser, in the aggregate, 137 ordinary shares of the Company, nominal value NIS 0.1 each (the "COMPANY SHARES") reflecting 51.11%, as of Closing (as defined below), of the issued and outstanding shares in the Company; and

     WHEREAS, The Purchaser wishes to acquire such Company Shares in the Company in accordance with the terms of this Agreement; and

     WHEREAS, the Board of Directors of the Company agrees to the transfer of the Company Shares, as set forth below;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.   SALE AND PURCHASE OF SHARES.

     1.1 GENERAL. Each Seller, severally and not jointly, listed in SCHEDULE A shall sell, at the Closing, to Purchaser and the Purchaser shall purchase, at the Closing, all rights, title and interest in each Seller's Sold Shares (as defined below) on the terms of this Agreement, free from all claims, liens, charges, pledges, security interests, encumbrances and third party rights of any kind (the "SECURITY INTERESTS"), other than as currently existing under the Articles (as defined below), as shall be amended by the Amendment (as defined below), together with all rights, preferences and privileges attaching to, or conferred by, them. "SOLD SHARES" shall mean, in relation to a Seller, the Company Shares set forth opposite such Seller's name in SCHEDULE A.

     1.2 CONSIDERATION. Subject to Closing, the Purchaser shall, in consideration for the purchase from each Seller of the Sold Shares:
          (i) issue to the relevant Seller ordinary shares nominal value NIS
          4.00 each, of the Purchaser, as set forth in SCHEDULE A (the "CONSIDERATION SHARES"), reflecting a share price of $3.08 per Consideration Share and (ii) pay to the relevant seller cash in the amount set forth in SCHEDULE A hereto (the "CASH PAYMENT").

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2.   CLOSING OF SHARE EXCHANGE.

     2.1 CLOSING. The closing of the sale and purchase of the Sold Shares of each Seller listed in SCHEDULE A shall take place at a closing (the "CLOSING"), which will be held at the offices of Amit, Pollak, Matalon & Ben-Naftali, Erez & Co., Advocates and Notary, NYP Tower, 19th Floor, 17 Yitzhak Sadeh St., Tel-Aviv 67775 fourteen (14) days from the date hereof or on such other date, time and place as the Purchaser and the Sellers shall mutually agree, subject to the fulfillment to the Purchaser's satisfaction, or waiver of the conditions detailed in
          Section 10 below, and subject further to the fulfillment to the Sellers' satisfaction, or waiver, of the conditions detailed in
          Section 11 below.

     2.2 TRANSACTIONS AT CLOSING. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

          2.2.1 The Sellers and the Company shall deliver, or procure the delivery, to the Purchaser of the following documents:

               a. Duly executed share transfer deeds with respect to the transfer of all the Sold Shares to the Purchaser;

               b. A true and correct copy of resolutions of the Board of Directors of the Company, approving this Agreement and the transactions contemplated hereby;

               c. A validly executed share certificate covering the Sold Shares, issued in the name of the Purchaser;

               d. A certified copy of the Company's Shareholders Register, updated to reflect the transfer of all of the Sold Shares to the Purchaser. Promptly after the Closing, the Company shall make all filings and registrations as may be necessary to reflect such transfer and shall deliver copies thereof to the Purchaser.

               e. A certificate, duly executed by an executive officer of the Company, dated as of the date of the Closing, confirming that the representations and warranties made in Section 4 were true and correct in all material respects when made and are true and correct in all material respects on and as of the Closing Date, as though made on the Closing Date, and that the Company has performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing;

               f. Certificates of each of the Sellers dated as of the date of the Closing, confirming that the representations and warranties made in Section 3,4 and 5 were true and correct in all material respects when made and are true and correct in all material respects on and as of the Closing Date, as though made on the Closing Date.

               g. Signed opinion of Kantor & Co. counsel to the Company and Sellers in the form attached hereto as EXHIBITS 2.2.1(G) , dated as of the date of the Closing and addressed to the Purchaser.

               h. Resignation letters signed by Ms. Sara Neuhof, resigning from the Board of Directors of the Company, effective as of the Closing.


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               i.   A duly executed employment agreement between Jacob Neuhof
                    and the Company in the form attached as EXHIBIT 2.2.1(I) hereto.

               j. A true and correct copy of resolutions of the Company's shareholders, properly and duly adopted resolving to amend the Company's current articles of association (the "ARTICLES"), in the form attached hereto as EXHIBIT 2.2.1(J) (the "AMENDMENt"). The Amendment shall include the increase of the size of the Board of Directors to at least 5 directors and revisions to Article 32 and 32A of the Articles, as more fully provided in EXHIBIT 2.2.1(J).

               k. A a copy of a duly completed notice of the abovementioned amendment to the Articles to be filed with the Israeli Registrar of Companies immediately following the Closing, in the form attached as EXHIBIT 2.2.1(K).

               l. A waiver executed by Mr. Avidan Zelichovski ("Zelichovski"), waiving any and all rights to receive options in the Company. Purchaser shall issue to Zelichovski 73,000 ordinary shares of the Purchaser and grant Zelichovski options to receive 73,000 ordinary shares of the Purchaser (the "BOS OPTIONS"). The BOS options shall be issued under the Purchaser's Stock Option Plan and pursuant to Purchaser's standard Stock Option Agreement.

               m. Duly Executed Stock Option Agreement by Zelichovski with respect to the BOS Options, in the form attached hereto as
                    EXHIBIT 2.2.1(M) (the "AVIDAN OPTION AGREEMENT").

               n. Waivers executed by Telsys Ltd. ("TELSYS"), waiving any and all rights they may have with respect to the transfer of the Sold Shares at the Closing, in the form attached hereto as
                    EXHIBIT 2.2.1(N);

               o. A waiver executed by Seller, waiving any and all rights it may have with respect to the sale and transfer of the Company Shares at the Closing from Telsys to Purchaser, in the form attached as EXHIBIT 2.2.1(O).

               p. Copies of correspondence with Bank Leumi (the "BANK") with respect to the continuance, post Closing, of the existing credit facility extended by the Bank to the Company, attached as EXHIBIT 2.2.1(P).

               q. A copy of an agreement, effective as of the Closing, terminating each of the agreement and memorandum entered into between the Sellers and Telsys on September 27, 2000, in the form attached as EXHIBIT 2.2.1(Q).

          2.2.2 The Purchaser shall deliver to the Sellers the following documents:

               A. True and correct copies of resolutions of the Purchaser's Board of Directors approving the transaction contemplated hereby, the issuance of the Consideration Shares and the transfer of the Cash Payment to the Sellers in accordance with Exhibit A hereto, against the transfer to the Purchaser of the Sold Shares, free and clear from any Security Interest;

               B. Validly executed share certificates covering the Consideration Shares, issued in the names of the applicable Sellers;

               C. A certified copy of the Purchaser's Shareholders Register, updated to reflect the issuance of all of the Consideration Shares to the applicable Sellers. Promptly after the Closing, the Purchaser shall make all filings and registrations as may be necessary to reflect such issuance and shall deliver copies thereof to the Sellers.


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               D.   A certificate duly executed by an executive officer of the
                    Purchaser, dated as of the date of the Closing, confirming that the representations and warranties made by the Purchaser in Section 6 were true and correct when made and are true and correct in all material respects on and as of the Closing Date, as though made on the Closing Date.

               E. Avidan Option Agreement duly executed by Purchaser in the form attached hereto as EXHIBIT 2.2.1(M);

               F. A copy of all of the approvals and consents of any governmental authority or agency, including, without limittion, the OCS, the Investment Center (as such terms are defined in Section 5.4 below) and the Laurus Master Fund Ltd., needed in order to enter into and/or consummate the transactions contemplated hereby.

          2.2.3 The Purchaser shall commence the transfer of the Cash Payment to the Sellers by wire transfer in immediately available funds to the account of the Sellers, the details of which appear in
               EXHIBIT 2.2.3 hereto. Such payment shall be made in U.S. dollars
               .

          2.2.4 The Purchaser shall deliver to the Company a written notice of the appointment of three directors to the Company's Board of Directors.

3.   REPRESENTATIONS AND WARRANTIES OF EACH SELLER.

     Each Seller, severally and not jointly, represents and warrants to the Purchaser as follows:

     3.1 It is the holder and legal owner of all rights, titles and interests in and to the Sold Shares set forth opposite its name in SCHEDULE A, free from all Security Interests, other than as set forth in the Company's Articles, as shall be amended by the Amendment, together with all rights, preferences and privileges attaching to, or conferred by, such Sold Shares;

     3.2 Other than as set forth in SCHEDULE 3.2, such Seller is not entitled to purchase, receive or otherwise acquire from the Company any additional securities of the Company, including without limitation securities exercisable or convertible into securities of the Company.

     3.3 The execution and delivery of this Agreement (and the other documents contemplated hereby) by such Seller does not, and the consummation of the transactions contemplated hereby and thereby will not:

          (a) constitute a breach of any applicable law, rule or regulation of any government applicable to such Seller;

          (b) require the consent or agreement of any court, governmental body or entity that has not been, or will not have been, obtained by such Seller prior to the Closing;

          (c) violate any material contract, agreement, indenture, mortgage, instrument, lease, license, arrangement, or undertaking of such Seller;

          (d) result in the creation or enforcement of any Security Interest upon the Sold Shares held by such Seller;


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          (e)  to the best of knowledge, violate or conflict with any judgment, order, injunction, decree, or ruling of any court or governmental authority to which the Seller is subject

     3.4 It has, and will have at the Closing, the right to sell and transfer, or procure the sale and transfer of, the full legal and beneficial interest in its respective Sold Shares to the Purchaser on the terms set out in this Agreement, free from all Security Interests, subject to such consents and approvals contemplated hereby and which shall have been obtained by the Closing.

4. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY. The Company and each Seller, severally and jointly, hereby represent and warrant to the Purchaser as follows:

     4.1 ORGANIZATION. Each of the Company and its subsidiary, Ruby-Tech, Inc. ("RUBY-TECH") is a private company, duly incorporated and validly existing under the laws of its state of incorporation, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as currently being conducted and as currently proposed to be conducted. The Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. A copy of the Company's Certificate of Incorporation and Articles as in effect immediately prior to the Closing are attached hereto as SCHEDULE 4.1. Each of the Company and Ruby-Tech has all permits, licenses, and any similar authority necessary for the conduct of its business as currently being conducted by it, and the Company believes that it can obtain, without undue burden or expense, all permits, licenses, and any similar authority necessary for the conduct of its and Ruby-Tech's business as planned to be conducted. Each of the Company and Ruby-Tech is not in material default under any of its current franchises, permits, licenses, or other similar authorities. Each of the Company and Ruby-Tech has not taken any action or failed to take any action, which such action or failure would preclude or prevent the Company or Ruby-Tech, as the case may be, from conducting its business after the Closing in the manner heretofore conducted, or as currently proposed to be conducted.

     4.2  SHARE CAPITAL.

          4.2.1 The Company's authorized share capital as of the date hereof is NIS 3,000,000. On the date hereof and immediately after the Closing, such authorized share capital is and will be divided into 30,000,000 Ordinary Shares, of which 268 Ordinary Shares are issued and outstanding.

          4.2.2 All issued and outstanding share capital of the Company has been duly authorized and validly issued, is fully paid and non-assessable, free and clear of any Security Interest.

          A capitalization table showing the division of the issued and outstanding share capital of the Company immediately prior to the Closing (on a Fully Diluted Basis, as defined below) is attached as
          SCHEDULE 4.2.2. Unless specifically specified otherwise in such Schedule, the shareholders identified in such Schedule are, to the best of knowledge, the shareholders of the Company immediately prior to the Closing, and are the lawful record owners of all of the issued and outstanding share capital of the Company. As used in this Agreement, the expression "on a Fully Diluted Basis" means (i) all issued and outstanding shares of the Company, including all Ordinary Shares of the Company, and (ii) all options, warrants, convertible debentures and other rights to acquire or purchase Ordinary Shares or exchangeable for Ordinary Shares or other shares deemed exercised, and
          (iii) all options under any incentive plan and shares reserved for issuance to the Company's existing and future employees, consultants and directors, deemed granted and exercised.

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          4.2.3 Except as set forth in SCHEDULE 4.2.2 or in the Company's
               Articles, there are no outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Company or from Ruby-Tech any shares or other securities of the Company, and there are no agreements or undertakings providing for the issuance of, or the granting of the rights to acquire from the Company or from Ruby - Tech any shares or other securities of the Company or Ruby-Tech or under which the Company or Ruby-Tech is or may become obligated to issue any of its shares or securities.

          4.2.4 The Sold Shares, when issued to the Sellers were duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, and when transferred in accordance with this Agreement will have the rights, preferences, privileges and restrictions set forth in the Company's Articles, as amended by the Amendment.

          4.2.5 Except as set forth in SCHEDULE 4.2.5, and to the best of knowledge, there are no shareholders agreements, voting agreements, registration rights agreements or any other agreements or undertakings relating to the share capital of the Company.

          4.2.6 Except as set forth in SCHEDULE 4.2.6, since its incorporation, there has been no declaration or payment by the Company of dividends, or any distribution by the Company of any assets of any kind to any of its shareholders in redemption of, or as the purchase price for, any of the Company's securities.

          4.2.7 The Company is not under any obligation to register for trading on any securities exchange any of its currently outstanding securities or any of its securities, which may hereafter be issued.

     4.3 SUBSIDIARIES. SCHEDULE 4.3 lists all of the subsidiaries of the Company, including their respective places of incorporation. The Company's share ownership in each Subsidiary is described in SCHEDULE 4.3, and such shares are held by the Company free and clear of all Security Interests. For the purpose of this Section, the term "Subsidiary" means any corporation or other business entity of which the Company owns all of its outstanding capital stock. Except as listed in SCHEDULE 4.3, the Company does not own shares, equity or other rights in any other company or corporation (in any jurisdiction), is not a partner in any partnership (general or limited, incorporated or unincorporated), and is not a party to any joint venture activity.

     4.4 BOARD OF DIRECTORS AND OFFICERS. A list of the directors and officers of the Company and of Ruby-Tech is included in SCHEDULE 4.4. Except as set forth in SCHEDULE 4.4, neither the Company nor the Sellers, or to the best of knowledge, Telsys, are parties to any agreement, obligation or commitment with respect to: (i) the election of any individual or individuals to the Board, (ii) any voting agreement or other arrangement among the Company's shareholders, or (iii) any compensation to be provided to any of the Company's directors or officers.

     4.5 RECORDS. The minute books of the Company and of Ruby-Tech, which have been provided to the Purchaser, contain accurate and complete copies of the minutes of every meeting of the Company's and Ruby-Tech's respective shareholders and Board of Directors (and any committee thereof, if any). No resolutions have been passed, enacted, consented to or adopted by the Board of Directors (or any committee thereof) or by the shareholders of the Company of or Ruby-Tech, except for those contained in such minute books. The corporate records of the Company and of Ruby-Tech are complete and accurate in all material respects. All registers required to be kept by the Company under the provisions of the Companies Law - 1999 are complete, true and accurate. All returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies in respect of the Company have been properly filed or delivered.

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     4.6  FINANCIAL STATEMENTS.

          4.6.1 SCHEDULE 4.6.1 sets forth a true, correct and complete copy of the audited financial statement for the fiscal year ended December 31, 2003 and of reviewed financial statements as of June 30, 2004 (collectively, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements have been prepared in conformity with the generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods indicated and with each other. The Company Financial Statements are consistent in all material respects with the books and records of the Company and fairly present the position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods shown therein, subject, in the case of the unaudited financial statements only, to normal and recurring year end adjustments. Nothing has come to the attention of the Company or the Seller since such respective dates that would indicate that such financial statements are not true and correct in all material respects as of the dates thereof. The Company shall use its best efforts to promptly provide Purchaser with its financial statements for the fiscal years 2002 and 2003, reconciled to U.S. GAAP.

          4.6.2 Except as set forth in SCHEDULE 4.6.2, during the period commencing on December 31, 2003 and ending on the date hereof, there has not been any of the following :

               4.6.2.1 any material adverse change in the financial condition, results of operations, assets, liabilities or business of the Company or of Ruby-Tech;

               4.6.2.2 any liability or obligation of any nature whatsoever incurred by the Company, other than (i) the Company Liabilities (as defined in Section 4.11.2), and (ii) obligations under contracts and commitments incurred in the ordinary course of business and are not required under GAAP to be reflected in the Company Financial Statements, which, individually or in the aggregate, the Company represents, are not material to the financial condition or operating results of the Company;

               4.6.2.3 any material asset or property of the Company or
                    Ruby-Tech made subject to a Security Interest of any kind;

               4.6.2.4 any waiver of any material right of the Company or
                    Ruby-Tech, or any cancellation of any material debt or claim held by the Company or Ruby-Tech;

               4.6.2.5 any payment of dividends on, or other distributions with respect to, any shares of the capital stock of the Company, or any agreement or commitment therefor;

               4.6.2.6 any issuance of any shares of any class by the Company;

               4.6.2.7 any sale, assignment, transfer or lease of any tangible or intangible assets (including intellectual property rights) of the Company, except for sales, assignments, transfers or leases of assets which are not material (individually or in the aggregate) to the Company's business, in the ordinary course of business;

               4.6.2.8 any loan by the Company or Ruby-Tech to any officer, director, employee, consultant or shareholder of the Company or Ruby-Tech or any agreement or commitment therefor other than routine travel or loans made to employees who are not directors or shareholders of the Company, in the ordinary course of business;


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               4.6.2.9 any material damage, destruction or loss (individually or in the aggregate) (whether or not covered by insurance) affecting the assets, property or business of the Company or of Ruby-Tech;

               4.6.2.10 any substantial change in the accounting methods, practices or policies followed by the Company;

               4.6.2.11 any material change or amendment to a material contract or arrangement by which the Company or Ruby-Tech or any of their respective assets or properties is bound or to which the Company, Ruby-Tech or any of their respective assets is subject;

               4.6.2.12 any satisfaction or discharge of any claim or Security
                    Interest except in the ordinary course of business.

               4.6.2.13 any material change in any compensation arrangement or agreement with any director, officer, employee, consultant, advisor or contractor of the Company or Ruby-Tech.

     4.7  AUTHORIZATION; APPROVALS.

          4.7.1 All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of all its obligations under this Agreement and for the transfer of the Sold Shares under this Agreement has been (or will be) taken prior to the Closing.

          4.7.2 This Agreement, when executed, and delivered by the Company and by each of the Sellers, shall constitute the valid and legally binding obligation of the Company and of each of the Sellers, enforceable against the Company or each Seller, as the case may be, in accordance with its terms. No consent, approval, order, license, permit, action by, or authorization of or from any person or entity or filing with any governmental authority on the part of the Company or any Seller is required that has not been, or will not have been, obtained by the Company or such Seller prior to the Closing in connection with the valid execution, delivery and performance of this Agreement or the transfer of the Sold Shares to the Purchaser.

     4.8  COMPLIANCE WITH LAW AND OTHER INSTRUMENTS.

          4.8.1 To the best of knowledge, each of the Company and Ruby-Tech has conducted its business in accordance with all material applicable laws and regulations to which it is subject.

          4.8.2 Each of the Company and Ruby-Tech is not (a) in a default under its Articles or other formative documents, or (b) to the best of knowledge, in material default under any material note, indenture, mortgage, lease, agreement, contract, license, research and development commitment, purchase order or other instrument, document or agreement to which it is a party or by which it or any of its property is bound or affected or (c) To the best of knowledge, in material default with respect to any existing applicable law, statute, ordinance, regulation, order, writ, injunction, decree or judgment of any court or any governmental department, commission, board, bureau, agency or instrumentality, in countries in which it conducts its business, which default would have a material adverse effect.

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          4.8.3 To the Company's and Seller's best knowledge, no third party is in default under any material agreement, contract or other instrument, document or agreement to which the Company or Ruby-Tech is a party. Each of the Company and Ruby-Tech is not a party to, or named in, any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator.

     4.9  NO BREACH.

          4.9.1 Neither the execution and delivery of this Agreement nor compliance by the Company with the terms and provisions hereof and thereof, will conflict with or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the Articles, or other governing instruments of the Company or Ruby-Tech, (ii) to the best of knowledge, any judgment, order, injunction, decree, or ruling of any court or governmental authority, in countries in which each of the Company or Ruby-Tech conducts its business, or to which the Company or Ruby-Tech is subject, (iii) any material agreement, contract, lease, license or commitment to which the Company or Ruby-Tech is a party and which would impair the ability of the Company to execute, deliver or perform this Agreement, or (iv) to the best of knowledge, material applicable law in countries in which the Company or Ruby-Tech conducts its business.

          4.9.2 To the knowledge of the Company and the Seller, such execution, delivery and compliance by the Company and/or the Sellers will not (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in Section 4.9.1, or (b) otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained or shall be obtained by the Closing.

     4.10 OWNERSHIP OF ASSETS. Except as set forth in SCHEDULE 4.10, each of the Company and Ruby-Tech has good and marketable title to, or a valid leasehold or license interest in its premises and in the properties and assets used by it, located on its premises, or shown on the Company Financial Statements, free and clear of all Security Interests, . No asset is shared by the Company with any other person or entity.

     4.11 BANK ACCOUNTS; DEBT AND LOAN FACILITIES.

          4.11.1 Details regarding the Company's and Ruby-Tech's bank accounts and the Company's and Ruby-Tech's bank credit facilities (the "BANK CREDIT") are as set forth in SCHEDULE 4.11.1. Except for the bank accounts identified in SCHEDULE 4.11.1, the Company and Ruby-Tech does not have any other bank accounts severally or jointly with others.

          4.11.2 Except for liabilities disclosed in the Company Financial Statements, the liabilities of the Company in excess of $10,000 are set forth in SCHEDULE 4.11.2 (the "COMPANY LIABILITIES"). The aggregate amount of the liabilities which are not reflected in the Company Financial Statements is set forth in SCHEDULE 4.11.2. Except as set forth in Schedule 4.11.2, there are no debts owing by or to the Company other than the debts, which have arisen in the ordinary course of business, nor has the Company lent any money which has not yet been repaid.

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          4.11.3 No overdraft or other financial facilities have been made available to the Company or Ruby-Tech by any bank or financing institution, other than in the ordinary course of business.

          4.11.4 To the best of knowledge, the Company or Ruby-Tech is not in material default under any loan agreement or any other instrument constituting any indebtedness or under any guarantee of any indebtedness, and there is no reason why any such indebtedness or guarantee should be called or the liabilities thereunder accelerated before their due date (if any) or any loan facilities terminated.

     4.12 INTELLECTUAL PROPERTY AND OTHER INTANGIBLE ASSETS.

          4.12.1 GENERAL. The Company owns or has the right to use, pursuant to a license, sublicense, agreement, or permission (all such licenses, sublicenses, agreements and permissions, except to the extent that they are off-the-shelf, are listed in SCHEDULE 4.12.1), all Intellectual Property (as such term is defined below) necessary for the operation of the businesses of the Company as currently conducted. The Company has delivered to the Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. Except for readily and commercially available off-the-shelf products, to the knowledge of the Company and the Seller, no other Intellectual Property of any kind, owned by a third party, that is required by the Company to conduct its business, as currently conducted, requires, or would require, the payment of any substantial fee or royalty.


               In this Agreement, "INTELLECTUAL PROPERTY" includes inventions and discoveries (whether or not patentable), patents, patent applications, trademarks, service marks, trade dress, designs, trade names, copyrightable works, copyrights, mask works, trade secrets, techniques, proprietary processes and formulas, business strategies, and all other proprietary rights, industrial rights and any other similar rights, if registrable, then in such jurisdiction registered, and all copies and tangible embodiments thereof, or any part thereof, in whatever form or medium.

          4.12.2 NO INFRINGEMENT. The Company has not misappropriated any Intellectual Property rights of any third party. To the best of the Company's and the Seller's knowledge, the Company has not infringed upon, or otherwise violated, any Intellectual Property rights of any third party. The Company has not received any charge, complaint, claim, demand, or notice alleging any misappropriation, infringement, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party) by the Company or its personnel of any Intellectual Property rights of any third party. To the Company's and the Seller's best knowledge, no third party has infringed upon, misappropriated, or otherwise violated, any Intellectual Property rights of the Company.

          4.12.3 OWNERSHIP OF INTELLECTUAL PROPERTY. All of the Intellectual Property which has been conceived, discovered, researched, created and developed or is currently being researched, created and developed by the Company's employees, consultants or agents related to (i) the Company's technology, (ii) any invention or work product created by or for the Company or (iii) any part of, or any derivative work of, any of the foregoing, is owned solely and exclusively by the Company or is available for the Company's use pursuant to a license, agreement or other permission listed in SCHEDULE 4.12.1, subject to the terms thereof. SCHEDULE 4.12.3 identifies each: (a) patent, trade mark and/or applications for registration thereof, which the Company has made with respect to any of its Intellectual Property until the date hereof; (b) each trade name or unregistered trademark used by the Company; and (c) any license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property. The Company has made available to the Purchaser correct and complete copies of all such patents, copyrights, trade marks, registrations, applications, licenses, agreements, and permissions (as amended to date) and all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property required to be identified as set forth in this Section: (i) the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, royalty, commission or similar arrangements or other restriction; (ii) to the best of knowledge, the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) to the best of knowledge, no action, suit, hearing, charge, complaint, claim, or demand is pending, or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; (iv) except as set forth in the agreements and other documents listed in SCHEDULE 4.12.3 , the Company has never agreed to indemnify any person or entity for or against any infringement, misappropriation, or other violation with respect to the item; and (v) except as set forth in SCHEDULE 4.12.3, the Company has not granted, and there are not outstanding, options, licenses or agreements of any kind relating to any Intellectual Property rights of the Company, nor is the Company a party to any option, license or agreement of any kind with respect to any of its Intellectual Property.

          4.12.4 PROTECTION OF IP RIGHTS AND TRADE SECRETS. The Company has taken all actions which are in its reasonable discretion necessary and desirable to maintain and protect each item of Intellectual Property that it owns or uses, which actions are customary in the industry in which the Company operates. All the confidential information of the Company is being (and has been) continuously maintained in confidence by taking reasonable precautions to protect and prevent its disclosure to unauthorized parties.

          4.12.5 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee and consultant of the Company has executed an agreement with the Company pertaining to confidentiality and assignment of invention sufficient to vest in the Company good title to the work product or result of endeavors of every employee, officer or contractor, free of any retained rights or royalty or similar obligations except as set forth in SCHEDULE 4.12.5. To the Company's and Seller's best knowledge, none of the said employees, officers or consultants is in violation thereof.

     4.13 TAXES.

          4.13.1 Each of the Company and Ruby-Tech has accurately prepared and timely filed with the appropriate tax authorities all income and payroll tax returns, V.A.T. filings and any filings that it is required to file (the "TAX REPORTS") and has paid or made adequate reserves for the payment of, all amounts due pursuant to such Tax Reports. The Tax Reports are true and complete in all material respects and accurately reflect all liability for taxes for the periods covered thereby.

          4.13.2 Except as listed in SCHEDULE 4.13.2, none of the Tax Reports have been audited by any taxing authority and the Company or Ruby-Tech has not been advised that any of such Tax Reports will be so audited, and there are no waivers in effect of the applicable statute of limitations for any period. No deficiency assessment or proposed adjustment of income or payroll taxes of the Company or Ruby-Tech is pending and except as listed in
               SCHEDULE 4.13.2, the Company, Ruby-Tech and the Seller has no knowledge of any proposed liability for any tax to be imposed.

          4.13.3 Each of the Company and Ruby-Tech has complied with all applicable laws, rules and regulations relating to the payment and withholding of taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws, except where such non-compliance, which is listed in
               SCHEDULE 4.13.3, would not have a material adverse effect on the Company or on Ruby-Tech.

     4.14 CONTRACTS.

          4.14.1 SCHEDULE 4.14.1 lists each of the Material Agreements (as hereinafter defined) to which the Company or Ruby-Tech is a party (collectively, the "COMPANY MATERIAL AGREEMENTS"). A "MATERIAL AGREEMENT" means any arrangement under which the consequences of a default or termination could have a material adverse effect on the Company's business, operating results, properties, or financial condition, or which was not entered into in the ordinary course of business, or which has a value in excess of $30,000. There is no oral Material Agreement to which the Company or Ruby-Tech is party, other than those reflected in SCHEDULE 4.14.1, or the Company Liabilities. True and correct copies of all such Company Material Agreements, as amended to date, have been delivered to the Purchaser.

          4.14.2 With respect to each Company Material Agreement, and except as set forth in SCHEDULE 4.14.1, at Closing and immediately after Closing hereunder: (i) to the Company's and the Seller's best knowledge, such Company Material Agreement is legal, valid, binding, enforceable and in full force and effect, subject to and in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity; (ii) to the Company's and the Seller's best knowledge, neither the Company, nor Ruby-Tech or any other party in breach or default (including with respect to any express or implied warranty or achievement of milestones or completion dates required under license agreements), and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration thereunder, except for any breaches, defaults, terminations, modifications or accelerations which have been cured or waived; and (iii) to the Company's and Seller's best knowledge, no party has repudiated any provision of any such Company Material Agreement.

          4.14.3 The Company's representations and warranties included in the Company's Agreement with Yail Noa Sokhnuyot Ltd., dated May 10, 2004 are true and correct in all material respects as of the abovementioned date.

     4.15 LITIGATION. Except as listed on SCHEDULE 4.15, neither the Company nor Ruby-Tech has received notice in which it is: (i) named or otherwise identified in any outstanding injunction, judgment, order, decree, writ, stipulation, ruling, or charge of any court or any governmental agency or any arbitrator; or (ii) a party or, to its best knowledge, threatened to be made a party to, any action, suit, proceeding, hearing, complaint, charge or investigation of, in, or before any court or quasi-judicial or administrative agency of any state, municipal, or foreign jurisdiction or before any arbitrator or other method of settling disputes or disagreements. To the best knowledge of the Company and the Sellers, no action, suit, proceeding, hearing, complaint, charge or investigation is to be brought or threatened against the Company or Ruby-Tech, and the Company or Ruby-Tech does not intend to initiate any such action, suit, proceeding, hearing, complaint, charge or investigation. Without derogating from any of the foregoing, except as listed on SCHEDULE 4.15, to the best of knowledge, there is no action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's or Ruby-Tech's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreement with prior employers.

     4.16 INTERESTED PARTY TRANSACTIONS.

          4.16.1 Except as set forth in SCHEDULE 4.16.1, no officer, director or holder of more than 5% of the issued and outstanding share capital of the Company ("INTERESTED PARTY"), or any affiliate of such Interested Party or the Company, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or Ruby-Tech, or (ii) purchases from or sells or furnishes to the Company or to Ruby-Tech any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company or Ruby-Tech is a party to .

          4.16.2 Except as set forth in SCHEDULES 4.2.5 and 4.16.1, there exist no arrangements or proposed transactions, either directly or indirectly, between the Company or Ruby-Tech and any Interested Party, or to the best knowledge of the Company and the Seller, any affiliate or associate of any such Interested Party. Except as set forth in SCHEDULE 4.16.2, no employee, shareholder, officer or director of the Company or of Ruby-Tech is indebted to the Company or to Ruby-Tech, as the case may be, nor is the Company or Ruby-Tech indebted (or committed to make loans or extend or guarantee credit) to any of them, except in the ordinary course of business.

     4.17 EMPLOYEES.

          4.17.1 A full list of all of the Company's and Ruby-Tech's officers and employees and their agreements with the Company or Ruby-Tech, copies of which were delivered to the Purchaser, is shown in
               SCHEDULE 4.17.1, which agreements show all Benefits (as defined below) payable or which the Company or Ruby-Tech is bound to provide (whether now or at a future time set forth therein) to each officer and employee. Such agreements include customary non-compete and confidentiality provisions.

          4.17.2 Except as listed on SCHEDULE 4.17.2, no key employee of the Company or of Ruby-Tech has been dismissed in the last six months or has given notice of termination of his/her employment.

          4.17.3 Except as provided by law and/or under legally binding collective agreements, there are no agreements or arrangements (whether legally enforceable or not) for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any director or former director or employee or former employee of the Company or of Ruby-Tech for the benefit of the dependents of any such person in operation at the date hereof, other than customary managers' insurance policies.

          4.17.4 Except as listed on SCHEDULE 4.17.4, each of the Company and Ruby-Tech does not operate any share incentive scheme, share option scheme or profit sharing scheme for the benefit of any of its respective officers, directors, employees or consultants.

          4.17.5 Except as listed on SCHEDULE 4.17.5, the Company has paid in full or has made sufficient reserves in the Company Financial Statements for all of the payments and obligations due or payable with respect to its and Ruby-Tech's employees, including, but not limited to, social security payments, income tax withholdings, severance payments, pension and vacation pay.

          4.17.6 For the purposes of this Section the term "BENEFITS" means benefits of every description including, without limitation, salaries, directors' fees, social benefits, bonuses, commissions, profit shares under any incentive scheme and benefits in kind.

     4.18 INSURANCE.

          4.18.1 SCHEDULE 4.18.1 lists all of the insurance policies currently maintained by the Company and Ruby-Tech (the "INSURANCE POLICIES"). All such policies are in full force and effect, all premiums due and payable thereunder have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are valid, outstanding and enforceable in accordance with their terms and will remain in full force and effect without the payment of any additional premiums through the Closing.

          4.18.2 The Company believes that the coverage provided by the Insurance Policies adequately insures the Company's business, material assets and properties, as such material assets and properties are now being used and held by the Company and Ruby-Tech.

          4.18.3 There are currently no claims pending under any Insurance Policies. To the best knowledge of the Company and the Seller, there is no threatened termination of any such Insurance Policies. To the best knowledge of the Company and the Seller, the Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it carried insurance since its incorporation.

     4.19 BROKERS OR FINDERS. Neither the Company nor any of the Sellers or any of their respective employees or shareholders has employed or made any agreement with any broker, finder or similar agent or any person or firm, which will result, directly or indirectly, in the obligation of the Seller, the Company or the Purchaser to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby. It is acknowledge that the Purchaser has used Cukierman & Co. Investment House Ltd. as financial advisor to this transaction. It is hereby clarified, that neither the Company nor the Sellers shall be liable to pay Cukierman & Co. Investment House Ltd. any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Purchaser in connection with any of the transactions contemplated under this Agreement.

     4.20 OPTION PLAN. As of the date hereof, none of the Company's unissued Ordinary Shares are reserved for future issuance to employees, officers and directors of the Company. Except for options covering Thirteen (13) Ordinary Shares of the Company's unissued Ordinary Shares, which have been promised to Zelichovski (and which shall be waived upon Closing), no options have been granted and/or promised to any employees or consultants of the Company.

     4.21 COMPLIANCE WITH SECURITIES LAWS. The Company's securities have been offered and sold in compliance with all material applicable securities laws.

     4.22 FULL DISCLOSURE. The representations and warranties of the Company and the Sellers in this Agreement, are each accurate, correct and complete in all material respects, and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading. To the best knowledge of the Company and the Sellers neither the Company nor the Seller is aware of any material information which would likely adversely and materially affect the business, operating results, properties, or financial condition of the Company, which has not been expressly disclosed to the Purchaser. Subject to the Closing, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Company and the Seller contained in this Agreement or any Exhibit or Schedule hereto or any ancillary agreements or documents executed or delivered in connection with or pursuant to any of the foregoing.


5.   REPRESENTATIONS AND UNDERTAKINGS REGARDING THE CONSIDERATION SHARES.

     Each Seller, severally and jointly, hereby represents, warrants and covenants to the Purchaser as follows:

     5.1. INFORMATION AND ADVISE. Each Seller confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed decision with respect to this Agreement and the Consideration Shares received by it hereunder. The Seller further confirms that it has had an opportunity to ask questions and receive answers from the Purchaser regarding the Purchaser's business, management and financial affairs and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Seller or to which the Seller had access.

     5.2. AVAILABILITY OF EXEMPTIONS. Each Seller understands that the Consideration Shares are being offered pursuant to an exemption or exemptions from registration requirements of Israeli and US Federal and state securities laws and that the Purchaser is relying upon the truth and accuracy of such Seller's representations, warranties, agreements, acknowledgments and understandings set forth in section 5 herein in order to determine the applicability of such exemptions and the suitability of such Seller to receive the Shares.

     5.3. LEGENDS. Each Seller acknowledges and agrees that certificates representing the Consideration Shares will contain one or more legends to the effect that transfer of such securities is prohibited except pursuant to registration under the Securities Act or pursuant to an available exemption from registration, similar to the following:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL TO B.O.S. BETTER ON-LINE SOLUTIONS LTD. THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THESE SHARES ARE SUBJECT TO A NO SALE COMMITMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR WRITTEN CONSENT OF B.O.S. BETTER ON-LINE SOLUTIONS LTD. ANY PURPORTED SALE OR DISPOSITION IN CONTRIVANCE OF THE ABOVE SHALL BE DEEMED VOID AND HAVE NO EFFECT "

     5.4. CONTROL OVER THE SELLER. Each Seller who is not an individual has made available to the Purchaser a complete and detailed list of individuals who have or share voting and/or investment control over such Seller. Each Seller acknowledges that such information shall be provided by the Purchaser to the Office of Chief Scientist (the "OCS") and the Investment Center of the Ministry of Industry, Trade and Labor (the "INVESTMENT CENTER"), whose approvals of the transaction contemplated hereby are a condition to the Purchaser's obligations hereunder. Each Seller shall update such list as reasonably requested by the Purchaser, to comply with any request for such information from any regulatory body, including, without limitation the OCS and the Investment Center. This Section 5.4 shall survive the Closing of the transaction contemplated hereby.

     5.5. RESTRICTIONS ON TRANSFERABILITY AND HEDGING.

          5.5.1. Each Seller understands that (i) the Consideration Shares have not been registered under the Securities Act of 1933, or under the laws of any other jurisdiction; (ii) such Consideration Shares are deemed to be "restricted securities" as defined in Rule 144 promulgated under the Securities Act, and cannot be sold, transferred or otherwise disposed of unless they are registered under the Securities Act and, where required, under the laws of other jurisdictions or unless an exemption from registration is then available; (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Consideration Shares to be received by such Seller.

          5.5.2. Each Seller acknowledges that the Purchaser will not register any transfer of Consideration Shares not made pursuant to registration under the Securities Act, or pursuant to an available exemption from registration or made in contravention of the lock-up provisions of Section 5.8 below.

          5.5.3. Each Seller acknowledges, agrees and covenants not to engage in hedging transactions with regard to the Consideration Shares offered pursuant to this Agreement.

     5.6. OFFSHORE TRANSACTION. Such Seller is not a "U.S. Person", as such term is defined in Regulation S under the Securities Act of 1933, its principal address is outside the United States and it has no present intention of becoming a resident of (or moving its principal place of business to) the United States. Such Seller was located outside the United States at the time any offer to sell and any other action in connection with such offer and sale was made to such Seller and at the time that the buy order was originated by the Seller. The Consideration Shares are being acquired solely for such Seller's own account, and in no event and without derogating from the foregoing, for the account or the benefit of a U.S. person.

     5.7. INVESTMENT PURPOSES. The Consideration Shares are being acquired for investment purposes. The Shares are not being purchased with a view to, or for sale in connection with, any distribution or other disposition thereof. The Seller has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition and it will not divide its interest in the Consideration Shares with others, resell or otherwise distribute the Consideration Shares in violation of federal or state US Securities laws or the Israeli Securities Laws.

     5.8. LOCK UP. For a period of four years from the date of issuance of the Consideration Shares, no Seller shall sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise any of the Consideration Shares, provided however, that the abovementioned restriction shall expire, for each Seller, with respect to fifty percent (50%) of the Consideration Shares issued to such Seller, upon the lapse of two years from the date of issuance of the Consideration Shares. Upon expiration of the applicable lock-up period, the Company shall cooperate with the Sellers in connection with re-sales pursuant to Rule 144 under the Securities Act.

     5.9. NO SOLICITATION. At no time was such Seller presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation in connection with the Consideration Shares and the transaction contemplated hereby.

     5.10. BROKER-DEALER. The Seller is not a broker-dealer, nor is it an affiliate of any broker-dealer.

6. REPRESENTATIONS AND WARRANTIES REGARDING THE PURCHASER. Purchaser hereby represents and warrants to each of the Sellers as follows:

     6.1. CORPORATE ORGANIZATION. The Purchaser is a corporation duly incorporated and validly existing under the laws of Israel, and has the corporate power to own its property and to carry on its business as now being conducted. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Purchaser's shares are traded on the Nasdaq Market and on the Tel-Aviv Stock Exchange and as such it is subject to both US and Israeli Securities Laws.

     6.2. DUE AUTHORIZATION AND VALID ISSUANCE. The Agreement has been, or will have been, at the time of its execution and delivery, duly executed and delivered by a duly authorized officer of the Purchaser. Prior to the Closing of this Agreement, the Purchaser shall have acted to complete all corporate action necessary on its part for the issuance, sale and delivery of the Consideration Shares. The Consideration Shares will, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable.

     6.3. BINDING AGREEMENT. The Agreement constitutes valid and legally binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors and contracting parties generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

     6.4. NON-CONTRAVENTION. Neither the execution and delivery of the Agreement, nor the consummation of the transactions or the performance of the obligations contemplated hereby will result in any violation or breach of any of the terms, conditions and provisions of: (i) the Purchaser's articles of association, (ii) to the Purchaser's best knowledge, any judgment, order, injunction, decree, or ruling of any court or governmental authority, in countries in which the Purchaser conducts its business, to which the Purchaser is subject, (iii) any material agreement, contract, lease, license or commitment to which the Purchaser is a party to and which would impair the ability of the Purchaser to execute, deliver or perform this Agreement, or (iv) material applicable law in countries in which the Company conducts its business. To the knowledge of the Purchaser, such execution, delivery and compliance by the Purchaser will not (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this Section 6.4, except as would not have a material adverse effect or (b) otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained or shall be obtained by the Closing.

     6.5. NO CONSENT. To the Purchaser's best knowledge, and in reliance on the representations of the Sellers given in section 5 hereof, except for reporting obligations and approvals required under applicable securities laws and market regulations in Israel and the United States and for approvals by the OCS, the Investment Center and of Laurus Master Fund, Ltd., no consent of any governmental body or third party is required to be made or obtained by the Purchaser in connection with the execution and delivery of the Agreement by the Purchaser or the consummation by the Purchaser of the transactions or the performance of the obligations contemplated hereby by the Purchaser.

     6.6. CAPITALIZATION. The authorized share capital of the Purchaser consists as of the date hereof: 8,750,000 Ordinary Shares, par value NIS 4.00 per share, of which, as of September 30, 2004, 4,447,171 Ordinary Shares are outstanding and issued, and 833,085 Ordinary shares are reserved for issuance upon conversion of a Note and exercise of a Warrant issued to Laurus Master Fund, Ltd. Any change in the above capitalization between the date hereof and the date of the Closing shall not constitute a default under this Agreement, provided, however, that such change is the result of the conversion or exercise of convertible securities, options or warrants of the Purchaser.

     6.7. FINANCIAL STATEMENTS.

          6.7.1 The audited consolidated financial statements of the Purchaser as of December 31, 2003 and the related notes thereto, as filed by the Purchaser with the Securities and Exchange Commission under Form 20-F for the year ending December 31, 2003 are true, correct and complete in all material respects and fairly present the financial position of the Purchaser as of their respective dates, and have been prepared in accordance with the books and records of the Purchaser as at the applicable dates and for the applicable periods. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or as may be permitted by the Securities and Exchange Commission and except as disclosed in the filings the Purchaser made in connection with such statements, if any.

          6.7.2 Other than as reported in the Purchaser's public filings, since December 31, 2003, there has not been any event or material adverse change in the financial conditions of the Purchaser as reflected in the financial statements which, individually or collectively with other events or changes, could have a material adverse effect on the Purchaser.

     6.8 LEGAL PROCEEDINGS. Except as disclosed in the Purchaser's public filings, there is no material legal or governmental proceeding pending or, to the knowledge of the Purchaser, threatened to which the Purchaser is or may be a party.

     6.9 COMPLIANCE WITH LAW. To the knowledge of the Purchaser, the business of the Purchaser is conducted in accordance with applicable laws, except to extent that, individually or in the aggregate, would not cause a material adverse effect on the Purchaser.

     6.10 DISCLOSURE. The representations and warranties of the Purchaser contained in this Section 6 as of the date hereof and as of the Closing, read together with the Company's public filings, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein, in light of the circumstances under which they are made, not misleading.

     6.11 INFORMATION AND ADVICE. The Purchaser acknowledges that it has been furnished by the Company and/or the Sellers with the documents and information regarding the Company which it has requested, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company and/or Sellers concerning the Company's business, assets and financial position and the Sold Shares. The Purchaser has relied solely upon the advice of its own tax and legal advisors with respect to the tax aspects of this transaction.

7.   COVENANTS

     7.1 From and after the signing of this Agreement and until the Closing, the Company and each of the Sellers, severally and jointly, covenant and agree with the Purchaser that the Company and Ruby-Tech shall not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, the Company will not, without the prior consent of the Purchaser: (a) authorize or effect any change in its corporate documents; (b) declare or pay any dividends or make any other distributions with respect to its share capital; (c) issue any shares or grant any option, warrant, convertible debenture or any other form of security exercisable into or convertible into shares of the Company; (d) enter into or renew any agreement with an Interested Party (including an employment agreement with any employee or director), or increase the remuneration of any employee or director; and (e) sell its assets (other than the Company's inventory sold in the ordinary course of business).

     7.2 The Sellers further covenant with the Purchaser that none of the Sellers shall dispose of any interest in the Company Shares or any of them or grant any option over or create or allow to exist any Security Interest over the Company Shares or any of them.

     7.3 No announcement or other disclosure concerning the sale and purchase of the Sold Shares or any ancillary matter shall be made before or after the Closing by the parties or any person acting on their behalf, except subject to Purchaser's prior written approval of the form and content of such announcement or disclosure or otherwise as required by law or by the applicable rules of any stock exchange or automated quotation system.

8.   CALL AND PUT OPTIONS

     8.1  CALL OPTION TERMS.

          (a) CALL OPTION. At any time starting from the third anniversary of the Closing and until (but not including) the fourth anniversary of the Closing (the "OPTION TERM"), and subject to Section 8.6 below, the Purchaser may serve notice in writing on the Sellers requiring them to sell or procure the sale of (the "CALL OPTION") any and all Company Shares held by the Sellers at such time (the "OPTION SHARES"). The Call Option may be exercised by the Purchaser on one or more occasions during the Option Term, in full or in part.

          (b) Starting from the date hereof and until the expiration of the Option Term, the Sellers shall be permitted to transfer the Option Shares to a third party only in the event that such sale is subject to the Call Option rights set forth herein and the transferee agrees to be bound by the terms of this Section 8.1.

     8.2  CALL OPTION CONSIDERATION.

          (a) The consideration to be paid by the Purchaser for the Call Option Shares shall equal the relevant Company Valuation (as set forth below), divided by the number of Company Shares issued and outstanding immediately prior to the Call Option closing, multiplied by the number of Call Option Shares. For purposes of this Section 8.2, the "COMPANY VALUATION" shall be as follows:

               (i) in the event that the Company achieves between NIS 207,000,000 and NIS 253,000,000 as Projected Results (as defined below), the Company Valuation shall be Five Million US Dollars ($ 5,000,000);

               (ii) in the event that the Company achieves between NIS
                    172,500,000 and NIS 206,999,999 as Projected Results (as defined below), the Company Valuation shall be Four Million US Dollars ($ 4,000,000); and

               (iii) in the event that the Company achieves above NIS
                    253,000,000 as Projected Results (as defined below), the Company Valuation shall be Six Million US Dollars ($ 6,000,000);

                    "PROJECTED RESULTS" equals the aggregate amount of revenues in the years 2004, 2005 and 2006.

          (b) The consideration for the Option Shares shall be comprised of fifty percent (50%) cash and fifty percent (50%) new Consideration Shares, with the value of each new Consideration Share being the higher of: (i) the average closing price of the Purchaser's shares on the Nasdaq Market during the twenty (20) days immediately preceding the date of issuance of such Consideration Shares or (ii) $3.08.

     8.3  NEUHOF PUT OPTION.

          8.3.1 At any time during the Option Term, the Sellers (jointly and not severally), may serve notice in writing to the Purchaser, requiring the Purchaser to purchase (the "PUT OPTION") the Option Shares. The Put Option (or the accelerated Put Option) may be exercised by the Sellers on one occasion during the Option Term, in full and not in part. The consideration for the Option Shares subject to the Put Option shall be calculated and paid in accordance with the provisions of Section 8.2 hereof governing the Call Option.

          8.3.2 The closing of the Put Option (or the Accelerated Put Option (as defined below), if applicable) shall be subject to Seller's provision as of such closing, of the representations and warranties of Sections 3 and 5 hereof, with respect to the Option Shares and Consideration Shares. In addition, Seller undertakes to make the same representations and warranties as are specified in Sections 3 and 5 hereof with respect to the Option Shares and Consideration Shares, in the event Purchaser exercises a Call Option, as of the closing of such Call Option, subject to such written exceptions and/or reservations as shall be specified by the Sellers at the closing of such Call Option.

     8.4 Any and all Consideration Shares issued in connection with the Call Option or the Put Option, as the case may be, shall be subject to a lock-up period from the date of issuance of such Consideration Shares, in accordance with the lock-up provisions of Section 5.8 hereof.

     8.5  ACCELERATED OPTION.


          8.5.1 It is expressly agreed, that in the event that the Company issues any ordinary shares or preferred shares or any other kind of shares of the Company, whether now or hereafter authorized (including as a result of the exercise or conversion, as the case may be, of rights, options, or warrants to purchase ordinary shares or preferred shares, or securities convertible into ordinary shares or preferred shares of the Company) to any third party, except for issuances as a result of: (i) conversion of any warrants or notes outstanding as of the date hereof, or (ii) the exercise of any options by former or existing employees or consultants of the Company (the "TRIGGERING EVENT"), then, at Sellers' sole discretion, Sellers may notify the Purchaser that the Option Term (with respect to the Put Option only) shall be deemed to commence upon such Triggering Event, and extend for a period of 12 months thereafter (the "ACCELERATED PUT OPTION"). Sellers shall notify the Purchaser of the election to accelerate the Put Option promptly upon their being aware of the appropriate circumstances, and in any event no later than 7 business days before the Triggering Event. Unless so notified by Sellers, the provisions of this Section 8.5 shall NOT apply.

          8.5.2 The consideration to be paid by the Purchaser for the Accelerated Put Option shall equal the relevant Company Valuation (as set forth in Section 8.5.3 below) divided by the number of Company Shares issued and outstanding immediately prior to the Triggering Event, multiplied by the number of Accelerated Put Option Shares.

          8.5.3 In the event the Triggering Event occurs after to the end of 2006, the Company Valuation shall be calculated in accordance with Section 8.2(a) above. If, however, the Triggering Event occurs prior to the end of 2006, than the Company Valuation shall be the higher of (i) $4,500,000 or (ii) Company Valuation to be calculated in accordance with Section 8.2(a) above but on the basis of the Deemed Projected Results (defined below) and not of Projected Results.

               The term "DEEMED PROJECTED RESULTS" shall mean three (3) times the aggregate revenues received during the twelve (12) month period immediately prior to the Triggering Event

     8.6 Notwithstanding anything else herein, in the event the Company total pre-tax profits for the years 2004, 2005 and 2006 are, in the aggregate, below 5% of the Minimum Projected Results (defined below), then the Put Option shall immediately expire with no further force and effect. The term "MINIMUM PROJECTED RESULTS" shall mean Projected Results in an amount of Two Hundred and Thirty Million NIS (NIS 230,000,000), or in the event of Accelerated Put Option, shall mean Deemed Projected Results in an amount of Two Hundred and Thirty Million NIS (NIS 230,000,000).

9.   BOARD OF DIRECTORS

     9.1 The Articles, as amended by the Amendment, shall include, INTER ALIA, the following:

          Prior to the Company's IPO, the following shall apply:

               (a) Sellers (jointly) shall have the right to appoint one (1) member of the Company's Board of Directors, for as long as Sellers (jointly) holds at least sixty four (64) shares of the Company.

               (b) Telsys shall have the right to appoint one (1) member of the Company's Board of Directors, for as long as Telsys holds at least thirty three (33) shares of the Company.

               (c) Purchaser shall have the right to appoint all remaining members of the Company's Board of Directors and no less than three
          (3).

     9.2 The parties hereby undertake to vote their shares of the Company in order to give effect to the provisions of this Section 9.

10 CONDITIONS OF CLOSING OF THE PURCHASER. The obligation of the Purchaser to purchase the Sold Shares and issue the Consideration Shares at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by and at the sole discretion of the Purchaser:

     10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company and each of the Sellers in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing as if made on the date of the Closing.

     10.2 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Sellers and/or the Company prior to the Closing shall have been performed or complied with by the Sellers and the Company, as the case may be, prior to or at the Closing.

     10.3 NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, which prohibits the consummation of any of the transactions contemplated by this Agreement.

     10.4 CONSENTS, ETC. The Company and the Sellers shall have secured all permits, consents, approvals and authorizations that shall be necessary or required of them lawfully to consummate the transaction contemplated by this Agreement and to transfer the Sold Shares to be purchased by the Purchaser at the Closing, excluding the consents required under the Company's various distribution agreements and provided, however, that the Company shall use its best efforts to provide Purchaser with such consents promptly after the public announcement of this transaction.

     10.5 DELIVERY OF DOCUMENTS. All of the documents to be delivered to the Purchaser pursuant to Section 2 shall have been fully-executed (if applicable) by all parties whose names appear as intended signatories thereto (other than the Purchaser), and delivered to the Purchaser.

     10.6 APPROVALS. The Purchaser shall have received all necessary approvals by the OCS, the Investment Center and of Laurus Master Fund with respect to the transactions contemplated hereby.

     10.7 NOTICES TO NASDAQ THE TASE AND THE ISA. The Purchaser shall have made all required filings of notices with NASDAQ, the Tel Aviv Stock Exchange and the Israel Securities Authority and has received no notice adversely affecting the performance of the transactions contemplated hereunder. The Purchaser shall use its commercially reasonable efforts to complete such filings.

     10.8 RIGHTS OF FIRST REFUSAL. No Company Shareholder or any other person has any rights of first refusal, tag along or similar rights in connection with the issuance of any of the Sold Shares pursuant to this Agreement, except those rights which have been duly waived.

     10.9 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings of the Company and the Sellers in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

     10.10 ABSENCE OF ADVERSE CHANGES. From the date hereof until the Closing, there will have been no material adverse change in the financial or business condition of the Company, in the sole judgment of the Purchaser.

     10.11 TELSYS CLOSING. The closing of the purchase by Purchaser from Telsys of Sixty Seven (67) Company Shares, reflecting approximately 12.5% of the issued and outstanding Company Shares.

     10.12 BANK CREDIT FACILITY. The Company's Bank credit facility for working capital shall continue post Closing, as evidenced by the correspondence attached as EXHIBIT 2.2.1(P) hereto.

     10.13 DUE DILIGENCE. The completion of the due diligence review of the Company by the Purchaser to the sole and complete satisfaction of the Purchaser.

11. CONDITIONS OF CLOSING OF THE SELLERS. Each Seller's obligations to sell the Sold Shares at the Closing are subject to the fulfillment, at the discretion of such Sellers, at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Seller:

     11.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Purchaser in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing as if made on the date of the Closing.

     11.2. COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchaser prior to the Closing shall have been performed or complied with by the Purchaser prior to or at the Closing.

     11.3. NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, which prohibits the consummation of any of the transactions contemplated by this Agreement.

     11.4. CONSENTS, ETC. The Purchaser shall have secured all permits, consents and authorizations that shall be necessary or required of it lawfully to consummate the transactions contemplated by this Agreement and to issue the Consideration Shares to be issued at the Closing.

     11.5. DELIVERY OF DOCUMENTS. All of the documents to be delivered to the Sellers pursuant to Section 2 shall have been fully-executed (if applicable) by all parties whose names appear as intended signatories thereto (other than the Sellers), and delivered to the Sellers or the Company.

     11.6. APPROVALS. The Purchaser shall have received all necessary approvals by the OCS, the Investment Center and of Laurus Master Fund with respect to the transactions contemplated hereby.

     11.7. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings of the Purchaser in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and Sellers and their respective counsels, and the Company and Sellers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the Company and Sellers and their counsel may reasonably request.

     11.8. BANK APPROVAL. The Bank shall have removed any obligation imposed on Company Shares held by Jacob Neuhof in favor of such Bank.

     11.9. ABSENCE OF ADVERSE CHANGES. From the date hereof until the Closing, there will have been no material adverse change in the financial or business condition of the Purchaser.

     11.10. DUE DILIGENCE. The completion of the due diligence review of the Purchaser by the Seller to the complete satisfaction of the Seller.

12.  INDEMNIFICATION AND REMEDIES

     12.1. The Sellers and the Company agree, jointly and severally, to indemnify, and hold the Purchaser harmless against and in respect of any and all loss, liability, deficiency or damage, or actions in respect thereof (including reasonable legal fees and expenses) and any reduction in the value of the Sold Shares purchase by the Purchaser hereunder ("DAMAGES"), as and when incurred, occasioned by any breach of any of the representations and warranties of the Sellers contained herein (each such representation and warranty is deemed to be made on the date of this Agreement and at the Closing) or any certificate or other instrument furnished or to be furnished by the Sellers hereunder , all subject to the terms set forth in this Section 12.

     12.2. The Purchaser agrees to indemnify and hold each of the Sellers harmless against and in respect of any Damages, as and when incurred, occasioned by any breach of any of the representations and warranties of the Purchaser contained in Section 6 above (each such representation and warranty is deemed to be made on the date of this Agreement and at the Closing) or any certificate or other instrument furnished or to be furnished by the Purchaser hereunder.

     12.3. Promptly after (i) receipt by the party making the claim pursuant to this Section (or any of its directors, employees and advisors) of notice of the commencement of any action, proceeding, or investigation; or (ii) the party making the claim pursuant to this Section (or any of its directors, employees and advisors) becoming aware of any breach of this Agreement or falsity of representation, in each case, in respect of which indemnity may be sought as provided above, such person (the "INDEMNIFIED PARTY") shall notify the party or parties from whom indemnification is claimed (the "INDEMNIFYING PARTY") of the claim and, when known, the facts constituting the basis of such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the notice to the Indemnifying Party shall specify, if known, the amount of damages asserted by such third party.

     12.4. Upon receipt of any such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense of such claim and may assume the defense of such claim at its own expense and by its own counsel. If the Indemnifying Party elects to assume the defense of such claim, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in defending such claim, at the expense of the Indemnifying Party. The parties acknowledge and agree that in the event the Indemnifying Party has properly assumed the defense of such claims provided herein, the Indemnified Party shall be entitled to retain its own counsel to participate in the defense of such claim at its own cost and expense.

     12.5. No claim shall be settled or compromised by the Indemnifying Party without the written consent of the Indemnified Party (which shall not be unreasonably withheld) if such settlement or compromise requires the Indemnified Party to make any payment or to take or refrain from taking any action or enjoins the Indemnified Party or subjects it to other equitable relief or subjects it to any potential criminal law, claim or liability.

     12.6. Each party shall not bring any claim or series of claims for monetary compensation under this Section 12 unless the Damages claimed in accordance therewith are at least Thirty Thousand U.S. Dollars (US$ 30,000).

     12.7. Notwithstanding section 12.1 above the sole and exclusive recourse with respect to each Seller under this Agreement or any theory of liability, shall be limited to the Company shares and the Consideration Shares held by such Seller (valued in accordance with the their then fair market value) unless such Seller, upon its discretion, elects to pay the Damages in cash in lieu of transferring the appropriate amount of shares. Notwithstanding section 12.1 above, the sole and exclusive recourse with respect to the Purchaser under this Agreement or any theory of liability, shall be limited to Six Hunderd and Seventy Thousand Dollars ($670,000).

     12.8. The limitation of liabilities and remedies set forth in Sections 12.6 and 12.7. above, and the limitation on the survival period of the representations and warranties as set forth in Section 12.10 below, shall not apply with respect to fraud; or intentional or willful breaches by the Company or the Sellers, each of its respective representations, warranties or covenants.

     12.9. Subject to Section 12.8 above, the remedies specified in this Section 12 shall be the sole and exclusive remedy to which either party is entitled with regard to any losses or damages caused to it due to any breach of representations, warranties or covenants made to them by the othe party.

     12.10. SURVIVAL OF REPRESENTATIONS. The representations and warranties made in this Agreement shall survive the execution and the delivery of this Agreement and the Closing and remain in full force and effect for a period of twenty four (24) months after the Closing, except for Sellers' representations and warranties under Section 4 hereof, which shall remain in full force and effect for a period of twelve (12) months after the Closing, and Sellers' representations and warranties under Section 8.3.2 hereof, which shall remain in full force and effect for a period of twenty four (24) months after the exercise of the Put Option or Call Option, as the case may be.

13.  MISCELLANEOUS

     13.1. FURTHER ASSURANCES. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intention of the parties as reflected hereby.

     13.2. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent court of Tel Aviv-Jaffa district only, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

     13.3. EXPENSES. Each of the parties hereto shall be responsible for its own costs and expenses (including legal fees) in connection with this Agreement and any other documents or actions relating to the transactions contemplated by this Agreement. All stamp duty and filing fees payable in respect of this Agreement or the transfer of shares as contemplated hereby shall be borne equally by the Sellers, on the one hand, and the Purchaser, on the other.

     13.4. SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement.

     13.5. ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof.

     13.6. NOTICES, ETC. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be faxed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below or in SCHEDULE A, as the case may be, or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

          if to the Purchaser:

                                   B.O.S. Better On-Line Solutions Ltd.
                                   Beit Rabin, Teradyon Industrial Park,
                                   Misgav 20179, Israel

                                   Attention: Chief Financial Officer
                                   Facsimile:      (972) 4 999-0334

                                   WITH A COPY TO:

                                   Amit, Pollak, Matalon & Ben-Naftali,
                                   Erez & Co.NYP Tower, 17 Yitzhak Sadeh Street, 19th Floor
                                   Tel Aviv 67775
                                   Attention: Shlomo Landress, Adv.

                                   Facsimile: (972) 3 561-3620
          if to the Company:       Odem Electronic Technologies 1992 Ltd.
                                   20 Frieman Jacob Street,
                                   Rishon Le-Zion, 75358, Israel

                                   Attention: Jacob Neuhof
                                   Telephone: (972) 3 9540000
                                   Facsimile:  (972) 3 9660345

                                   With a copy to:

                                   Kantor & Co.
                                   Oz  House, 14 Abba Hillel Silver Rd.,
                                   Ramat Gan, 52506 Israel
                                   T:  +972-3-6133371
                                   F:  +972-3-6133372
                                   Attention of:  Giora Gutman, Adv.

          if to a Seller: to its address, as set forth on SCHEDULE A;


          Any notice sent in accordance with this Section 13.6 shall be effective (i) if mailed, three (3) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via facsimile, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

     13.7. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

     13.8. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

     13.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF the parties have signed this Share Exchange Agreement as of the date first hereinabove set forth.

      PURCHASER:                                COMPANY:

_____________________________                   _____________________________
      B.O.S. BETTER ONLINE                      ODEM ELECTRONIC
      SOLUTIONS LTD.                            TECHNOLOGIES LTD.

Name: _______________________                   Name: _______________________
Title:_______________________                   Title:_______________________



      SELLERS:

_______________________________
          JACOB NEUHOF


_______________________________
          SARA NEUHOF

                                   SCHEDULE A


       NAME AND ADDRESS OF           NO. OF SOLD   % OF SHARE CAPITAL       CONSIDERATION
            SELLER                     SHARES        (FULLY DILUTED)   BOS SHARES        CASH
            ------                     ------        ---------------   ----------        ----
            Jacob Neuhof

  13 Hankin Street, Rishon
  Lezion                                  69             25.74%         109,560      $  705,109.50

            Sara Neuhof

  13 Hankin Street, Rishon
  Lezion                                  68             25.37%         107,972      $  694,890.50
                                       =====             =====          =======      =============

            TOTAL                        137             51.11%         217,532      $1,400,000.00